UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – May 31, 2017

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by SIFCO Industries, Inc. ("SIFCO" or "the Company") on June 1, 2017. This Current Report on Form 8-K/A is being filed to provide the Company's estimate of exit costs that it will incur due to the closure of its Alliance manufacturing plant as required by Item 2.05 of Form 8-K.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the closure, the Company estimates that it will incur total pre-tax exit costs of approximately $4.7 million to $5.7 million, including cash separation costs of approximately $0.3 million.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

*99.1 Earnings Press Release dated June 1, 2017.

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: July 17, 2017
/s/ Thomas R. Kubera
Thomas R. Kubera
Interim Chief Financial Officer
(Principal Financial Officer)